Exhibit 8.1

Australia

Sims Aluminium Pty Limited

Simsmetal Properties QLD Pty Limited

Sims E-Recycling Pty Limited (90% direct interest)

Sims Group Australia Holdings Limited

Sims Group Holdings 1 Pty Ltd

Sims Group Holdings 2 Pty Ltd

Sims Industrial Pty Limited

Simsmetal Properties NSW Pty Limited

Sims Group Holdings 3 Pty Limited

Simsmetal Holdings Pty Limited

Simsmetal Services Pty Limited

Universal Inspection and Testing Company Pty Limited

Electronic Product Stewardship Australasia Pty Limited (90% indirect interest)

LMS Energy Pty Ltd (50% joint venture interest)

Simstar Alloys Pty Ltd (50% joint venture interest)

Austria

Sims Recycling Solutions Austria Holding GmbH

Sims Recycling Solutions Austrian Intermediate Holdings GmbH (formerly: Sims Recycling Solutions

Anteilsverwaltung Austria GmbH)

Sims metrade GmbH

Belgium

Sims Recycling Solutions NV

Canada

Sims Group Canada Holdings Limited

Sims Group Recycling Solutions Canada Ltd

Richmond Steel Recycling Limited (50% joint venture interest)

Croatia

ErgoTrade d.o.o.

Czech Republic

Sims Lifecycle Services s.r.o.

Dubai

Sims Recycling Solutions FZE

Germany

Sims Group German Holdings GmbH

Sims M+R GmbH

Sims Lifecycle Services GmbH

Hong Kong

Sims Metal Management Asia Limited

Sims Metal Management China Holdings Limited

Sims Metal Management Dragon Holdings Limited

Hungary

Sims Lifecycle Services Kft.

India

Trishyiraya Recycling India Private Limited

Sims Recycling Solutions India Private Limited

Mauritius

Sims Group Mauritius Limited

The Netherlands

Mirec BV

Sims Recycling Solutions Coöperatief B.A.

Sims Lifecycle Services BV

New Zealand

Simsmetal Industries Limited

Sims E-Recycling (NZ) Limited (90% indirect interest)

Sims Pacific Metals Limited (50% joint venture interest)

Papua New Guinea

PNG Recycling Limited

Gaukara Company No. 2 Limited

Poland

Sims Recycling Solutions Sp z.p.o.

Republic of South Africa

Sims Recycling Solutions Africa Pty Ltd

Singapore

Sims Recycling Solutions Pte. Ltd.

Sweden

Sims Recycling Solutions AB

United Kingdom

All Metal Recovery Limited

All Metal Recovery Cradley Heath Limited

ER Coley (Steel) Limited

ER Coley (Cast) Limited

Evans & Mondon Limited

Life Cycle Services Limited

Recommit Limited

Sims Cymru Limited

Sims Group UK Holdings Limited

Sims Group UK Intermediate Holdings Limited

Sims Group UK Limited

Sims Group UK Pension Trustees Limited

Sims Recycling Solutions UK Holdings Limited

United Castings Limited

C Herring & Son Limited

Sims Recycling Solutions UK Limited

Sims Recycling Solutions UK Group Limited

Cooper Metal Recycling Limited

Dunn Brothers (1995) Limited

Cheque Swap Limited (formerly: Brook Street Metal Co. Limited)

Deane Wood Export Limited

S3 Interactive Limited

Sims FE Mottram Limited

United States

Arizona

Metal Management Arizona, L.L.C.

Delaware

Sims Metal Management USA GP

Sims Group USA Holdings Corporation

Sims Group USA Corporation

Simsmetal East LLC

Simsmetal West LLC

Sims Group Global Trade Corporation

Dover Barge Company

Schiabo Larovo Corporation

Sims Municipal Recycling of New York LLC

Metal Management, Inc.

Metal Dynamics Detroit LLC

SMM Gulf Coast LLC

Metal Management Aerospace, Inc.

SMM South Corporation

SMM New England Corporation

Metal Management Pittsburgh, Inc.

SMM-North America Trade Corporation

Naporano Iron & Metal, Inc.

New York Recycling Ventures, Inc.

SMM Southeast LLC

Reserve Iron & Metal Limited Partnership

Port Albany Ventures LLC

SA Recycling LLC (50% joint venture interest)

Rondout Iron & Metal Company, LLC (50% joint venture interest)

Illinois

Sims Recycling Solutions Holdings Inc.

Sims Recycling Solutions Inc.

CIM Trucking, Inc.

Metal Management Indiana, Inc.

Metal Management Midwest, Inc.

New Jersey

Metal Management Northeast, Inc.

Ohio

Metal Management Ohio, Inc.

Tennessee

Metal Management Memphis, L.L.C.

Texas

Proler Southwest Corporation